Exhibit 10.56
SECOND LOAN MODIFICATION AGREEMENT
     THIS SECOND LOAN MODIFICATION AGREEMENT (this “Agreement” or this “Modification”) is made effective as of the 22nd day of November, 2006, by and among: COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (the “Borrower,” whether one or more) and BANK OF AMERICA, N.A., a national banking association, its successors and assigns (the “Lender”).
RECITALS:
     WHEREAS, pursuant to the terms of that certain Revolving Line of Credit Note dated as of February 22, 2006, by and between Borrower and Lender (and as the same may be further modified, renewed, supplemented or restated, the “Note”), Lender made a loan (the “Loan”) to Borrower in the original principal amount of Fifteen Million and No/100 Dollars ($ 15,000,000.00), as evidenced by the Note (all documents executed in connection with the Loan are hereinafter referred to as the “Loan Documents”). Borrower’s obligations under the Note and the other Loan Documents are hereinafter collectively called the “Obligations”.
     WHEREAS, pursuant to that certain Loan Modification Agreement dated August 22,2006, Borrower and Lender agreed to (i) reduce the maximum outstanding principal amount of the loan to Ten Million and No/100 Dollars ($10,000,000.00); (ii) extend the Maturity Date of the Loan to November 22, 2006 and (iii) make certain other changes in connection with the Loan and Loan Documents.
     WHEREAS, the outstanding principal balance under the Loan as of the date hereof is Ten Million and No/100 Dollars ($10,000,000.00); and
     WHEREAS, at the request of the Borrower, the Lender has agreed to modify the Loan to (i) reduce the principal amount of the Loan; (ii) extend the Maturity Date of the Loan and (ii) modify certain payment terms of the Loan.
     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties agree as follows:
     1. Recitals. The recitals set forth above are a material part of this Agreement. Borrower acknowledges and affirms the accuracy of the recitals set forth above.
     2. Definitions. All capitalized terms herein, unless otherwise defined, shall have the same meaning ascribed to such terms as in the Loan Documents.
     3. Maturity. All of the Obligations, including (without limitation) all outstanding principal, accrued and unpaid interest, outstanding late charges, unpaid fees, and all other amounts outstanding under the Note and the other Loan Documents, shall be due and payable in full on December 28, 2007 (the “Maturity Date”). All references to the Maturity Date contained in the Loan Documents shall refer to the Maturity Date as defined in this Agreement.
     4. Revolving Line of Credit Note.
          a. Revolver. The title of the Note is hereby amended to “Note”. From the date hereof, the Loan is not revolving. Any amount repaid may not be reborrowed.
Bank of America — Comstock Homebuilding Unsecured Loan Modification

          b. Amount. The Note is hereby amended to change the maximum aggregate principal amount which can be outstanding under the Note to Five Million and No/100 Dollars ($5,000,000.00), on the terms and conditions set forth in the Note. Any reference in the Loan Documents, as modified, to the amount of the Loan or Note as $10,000,000.00 is hereby deleted in its entirety and the amount $5,000,000.00 is substituted in lieu thereof.
          c. Payments Due at Closing. Upon execution hereof, Borrower shall pay to Lender (i) Five Million and No/100 Dollars ($5,000,000.00), in reduction of the current outstanding principal amount of the Note, which amount is sufficient to reduce the outstanding principal amount of the Note to Five Million and No/100 Dollars ($5,000,000.00) and (ii) all unpaid interest that has accrued under the Loan as of December 28, 2006.
          d. Interest Payments. Accrued and unpaid interest shall be due and payable on the 28th of each month commencing January 28, 2007.
          e. Principal Payments. In addition to all other payments required under the Note, Borrower shall pay to Lender, in immediately available funds, five monthly payments in the amount of Eight Hundred Thirty Four Thousand and No/100 Dollars ($834,000.00), which shall be due and payable on July 28, 2007, August 28, 2007, September 28, 2007, October 28, 2007 and November 28, 2007. Furthermore, Borrower shall pay to Lender, in immediately available funds, one payment in the amount of Eight Hundred Thirty Thousand and No/100 Dollars ($830,000.00), which shall be due and payable on the Maturity Date together with all interest, fees and amounts then due under the Loan.
          f. Additional Financial Statements Required. The following language shall be added as Section 8(a)(iv) of the Note:
“Additionally, Borrower must submit to Lender within ten (10) days from the end of each month, monthly financial statements (all of which financial statements must include a balance sheet, income statement, sources and uses of funds for such fiscal month, projected sources and uses of funds for the coming month, detailed listing and description of all contingent liabilities, tax returns, written verification of liquidity and such other supporting schedules and documentation). All such financial statements shall be certified as true and correct by Borrower’s Chief Financial Officer in a form acceptable to the Lender in all respects.”
          g. Form of Payment. From the date hereof, Borrower must make all payments of any kind whatsoever, due by Borrower to Lender in connection with the Loan, via wire transfer of immediately available funds, in accordance with the wiring instructions attached hereto as Exhibit A.
          h. Covenants. Section 8(b) and 8(c) of the Note are hereby deleted.
     5. Modification to Atlanta Loan, Highlands Loan and Bellemeade Loan. Simultaneously with the execution of this Agreement, (i) Comstock Homes of Atlanta, LLC, Comstock Homes of Myrtle Beach, LLC (formerly known as Parker-Chandler Homes/South Carolina, LLC) and Borrower shall execute that certain Loan Modification Agreement in connection with that certain loan originally made by Lender to Comstock Homes of Atlanta, LLC (formerly known as PCH Development, LLC which is successor by merger to Parker Chandler Homes, Inc.) in the original principal amount of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.OO) (as the same has been amended, renewed, supplemented or restated from time to
Bank of America — Comstock Homebuilding Unsecured Loan Modification

time, the “Atlanta Homes Loan”) (ii) Highland Avenue Properties, LLC and Borrower shall execute that certain Loan Modification Agreement in connection with that certain loan originally made by Lender to Highland Avenue Properties, LLC in the original principal amount of Four Million Eight Hundred Fifty One Thousand Two Hundred Thirty-Five and No/100 Dollars ($4,851,235.00) (as the same has been amended, renewed, supplemented or restated from time to time, the “Highlands Loan”); and (iii) Comstock Bellemeade, L.C. and Borrower shall execute that certain First Loan Modification Agreement in connection with that certain loan originally made by Lender to Comstock Bellemeade, L.C. in the original principal amount of Forty-Six Million Seven Hundred Twenty-Five Thousand and No/100 Dollars ($46,725,000.00) (as the same has been amended, renewed, supplemented or restated from time to time, the “Bellemeade Loan”).
     6. Borrower’s Representations and Warranties. The Borrower hereby reaffirms all of representations and warranties set forth in the Loan Documents, and further represents and warrants that: (a) the execution and delivery of this Agreement does not contravene, resulting in a breach of, or constitute a default under, any deed of trust, loan agreement, indenture or other contract or agreement to which Borrower is a party or by which Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both), and does not violate or contravene any law, order, decree, rule, regulation or restriction to which Borrower or any of Borrower’s Property is subject; (b) this Agreement constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms; (c) the execution and delivery of, and performance under, this Agreement are within Borrower’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action, and are not in contravention of any law, or of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound; (d) there exists no default under the Note or any other Loan Document which will not be cured by execution of this Modification; (e) there are no offsets, claims or defenses with respect to the Obligations; and (f) Borrower is duly organized and legally existing under the laws of the state of its organization and is duly qualified to do business in the Commonwealth of Virginia. The Borrower further represents and warrants that, except as disclosed in public filings, there is no material suit, judicial or administrative action, claim, investigation, inquiry, proceeding or demand pending (or, to Borrower’s knowledge, threatened) against (i) Borrower, or against any other person liable directly or indirectly for the Obligations, or (ii) which affects title to any of Borrower’s Property or the Borrower’s title to any of Borrower’s Property, or (iii) which affects the validity enforceability or priority of any of the Loan Documents. Borrower agrees to indemnify and hold the Lender harmless against any loss, claim damage, liability or expense (including, without limitation, attorneys’ fees) incurred as a result of any representation or warranty made by Borrower herein which proves to be untrue or inaccurate in any respect, and any such occurrence shall constitute a default under the Loan Documents.
     7. Renewal; Obligation Continuation; No Novation. The Borrower hereby renews the Obligations and promises to pay and perform the Obligations as modified by this Agreement. All Obligations evidenced by the Note are hereby ratified and confirmed as valid, subsisting and continuing to secure the Obligations, as modified hereby, Nothing herein shall in any manner diminish, impair, waive or extinguish the Note or the Obligations. The execution and delivery of this Agreement shall not constitute a novation of the debt evidenced by the Note and the Loan Documents.
     8. Expenses. Borrower shall pay all costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time, regardless of whether a default shall have occurred, in connection with (a) this Agreement;
Bank of America — Comstock Homebuilding Unsecured Loan Modification

(b) the restructuring of the Loan which has occurred previous to and simultaneously with the execution of this Agreement; (c) the issuance by Lender at any time (including any time prior to the execution of this Agreement) of any default letters or standstill letters or correspondence of any kind to Borrower in connection with the Loan; (d) the evaluation, monitoring and protection of any of Borrower’s Property pursuant to rights given in the Loan Documents or by law; and (e) the creation, perfection or realization upon the Liens, and all costs and expenses relating to Lender’s exercise of any of its rights and remedies under any of the Loan Documents or at law, including, without limitation, all filing fees, taxes, brokerage fees and commissions, title review and abstract fees, recordation and transfer taxes, Uniform Commercial Code search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys’ fees, legal expenses, court costs, fees and expenses incurred in connection with any complete or partial liquidation of the Property, and all fees and expenses for any professional service relating to the Property or any operations conducted in connection with it; provided, however, no right or option granted by Borrower to Lender or otherwise arising pursuant to any provision of this or any other document shall be deemed to impose a duty on Lender to supervise, monitor or protect any aspect of the Property or any operations conducted in connection with it.
     9. Authorization. At the time of execution of this Modification, Borrower shall, if and to the extent requested by Lender, deliver to Lender (a) the opinion of Borrower’s counsel dated the date hereof, in form and substance satisfactory to Lender, that this Modification Agreement has been duly authorized, executed and delivered by Borrower and is binding on, and enforceable against, the Borrower in accordance with its terms; and (b) such other evidence of due authorization and execution by the Borrower as the Lender may require.
     10. Further Assurances. The Borrower agrees to execute and deliver to the Lender, promptly upon request from Lender, such additional documents as may be necessary or appropriate to consummate the transactions contemplated herein or to perfect, or continue the perfection of, the Liens.
     11. No Defenses. Borrower represents and warrant that they (individually and collectively) have no claims, actions, causes of action, defenses, counterclaims or setoffs of any kind or nature which Borrower can assert against Lender in connection with the making, closing, administration, collection or enforcement by Lender of the Loan Documents, this Agreement or any related agreements.
     12. Default Under Deed of Trust. If Borrower shall fail to keep or perform any of the covenants or agreements contained herein or in any of the Loan Documents, or if any statement, representation or warranty contained herein is false, misleading or erroneous in any material respect, Borrower shall be deemed to be in default under the Loan Documents and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Loan Documents, as amended hereby, or any other Loan Document or to which Lender may otherwise be entitled, whether at law or in equity.
     13. No Waiver by Lender. Borrower acknowledges and agrees that the execution of this Agreement by the Lender is not intended nor shall it be construed as (a) an actual or implied waiver of any, default under the Note or any other Loan Document (apart from Borrower’s failure to pay the Loan in full on November 22, 2006), or (b) an actual or implied waiver of any condition or obligation imposed upon the Borrower pursuant to the Note or any other Loan Document, except to the extent, if any, specified herein.
Bank of America — Comstock Homebuilding Unsecured Loan Modification

     14. Borrower’s Performance. If Borrower should fail to comply with any of the agreements, covenants or obligations of the Borrower under this or any other Loan Document, then Lender (in Borrower’s name or in its own name) may, but is under no obligation to, perform them or cause them to be performed for the account of Borrower at Borrower’s sole expense, Any and all expenses thus incurred or paid by Lender shall be Borrower’s demand obligations to Lender and shall bear interest, from the date of Lender’s payment of any such obligation or expense for Borrower’s account until the date on which Borrower repays it to Lender, at the default rate of interest set forth in the Note. Upon making any such payment or incurring any such expense, Lender shall be fully subrogated to all of the rights of the person or entity receiving such payment. Any amounts owing by Borrower to Lender pursuant to this provision or any other provision of this Agreement shall automatically and without notice constitute a portion of the Obligations evidenced by the Note and the other Loan Documents. The amount and nature of any such expense and the time when paid shall be fully established by the affidavit of Lender or any of Lender’s officers or agents.
     15. Release of Lender. Upon execution of this Agreement, Borrower hereby releases, remises and forever discharges Lender, its employees, officers, directors, consultants, advisors, participants, agents and affiliates (collectively, the “Lender Parties”) from any and all causes of actions, suits, debts, claims and demands whatsoever arising prior to execution of this Agreement in law or in equity due to any action taken or omitted be taken by any of the Lender Parties in connection with the Loan, the Atlanta Homes Loan, the Highlands Loan, the Bellemeade Loan or any other potential transaction between Borrower (or any affiliate of Borrower) and Lender that may have been discussed with Lender but not consummated.
     16. Miscellaneous. To the extent of any conflict between the Note (or any earlier modification of it) and this Modification, this Modification shall control. Except as hereby expressly modified, all terms of the Note and all other Loan Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect. This Modification Agreement (a) shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns (provided, however, no party other than the Lender shall assign its rights hereunder without the prior written consent of the Lender); (b) may be modified or amended only by a writing signed by the Lender and the Borrower; (c) SHALL BE GOVERNED BY (INCLUDING BUT NOT LIMITED TO ITS VALIDITY, ENFORCEMENT AND INTERPRETATION) THE LAWS OF THE COMMONWEALTH OF VIRGINIA AND UNITED STATES FEDERAL LAW; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement; and (e) embodies the entire agreement and understanding between the parties with respect to modifications of documents provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. “Borrower” shall include, in their individual capacities and jointly, all parties hereinabove named as the Borrower. The duties, covenants, conditions, obligations, and warranties of the Borrower in this Agreement shall be joint and several obligations of the Borrower and, if more than one, of each party named a the Borrower hereinabove, and each such party’s heirs, legal representatives, successors and assigns. If any Borrower is a corporation, partnership or other legal entity, the Borrower and the person or persons signing for it represent and warrant to the Lender that this Agreement is duly executed, acknowledged and delivered by the Borrower’s duly authorized representatives. Whenever used herein, the singular number shall include the plural and the plural the singular, and any gender shall be applicable to all genders. The use of the words “herein”, “hereof, “hereunder” and other similar compounds of the word “here” shall refer to this entire Modification and not to any particular section, paragraph or provision. The headings in this Modification shall be accorded no significance in interpreting it.
Bank of America — Comstock Homebuilding Unsecured Loan Modification

     17. Notices. All notices, in connection with the Loan addressed to Lender, shall hereinafter be sent to Lender at the following address:
Lender:
Norman Trepner
Bank of America, N.A.
187 Danbury Road
Wilton, CT 06897
Fax (203) 423-4003
with a copy to:
Bank of America, N.A.
Attn: Loan Administration, Ladreda Spencer
101 E. Kennedy Boulevard (7th Floor)
Tampa, FL 33602
Fax (813) 225-8322
with a copy to:

Bank of America, N.A.
Attn: Loan Administration, Kathie Hatton
101 E. Kennedy Boulevard (7th Floor)
Tampa, FL 33602
Fax (813) 225-8322
with a copy to:
Friedlander, Misler, Sloan, Kletzkin & Ochsman, PLLC
Attn: David M. Astrove
1101 17th Street, NW, Suite 700
Washington, DC 20036
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[signatures to follow]
Bank of America — Comstock Homebuilding Unsecured Loan Modification

     EXECUTED ON THE DATE OR DATES OF THE ACKNOWLEDGMENTS HEREOF, BUT EFFECTIVE AS OF THE DATE FIRST STATED IN THIS AGREEMENT.

WITNESS:	BORROWER:

Joey Manahan	COMSTOCK HOMEBUILDING COMPANIES,
INC. a Delaware corporation

/s/ Joey Manahan	By:	/s/ Christopher Clemente

Print Name:		Print Name: Christopher Clemente
Print Title: CEO

[SEAL]

COMMONWEALTH OF VIRGINIA	)
) ss:
COUNTY OF Fairfax	)
     I, Kelly L. Wyche, a notary Public in and for the aforesaid said jurisdiction, do hereby certify that Christopher Clemente, who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this 28 day of December, 2006, personally appeared before me in said jurisdiction and acknowledged that he is the CEO of the COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation which is a party to the foregoing instrument; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of COMSTACK HOMEBUILDING COMPANIES, INC., a Delaware corporation.
     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this 28 day of December, 2006.

/s/ Kelly L. Wyche
Notary Public

(SEAL)

My Commission expires: 11-30-08

[signatures continue on the next page]
Bank of America — Comstock Homebuilding Unsecured Loan Modification

WITNESS:	LENDER:

BANK OF AMERICA, N.A.

By:

Print Name:	Print Name:
Print Title:

[CORPORATE SEAL]

STATE OF FLORIDA	)
) ss:
COUNTY OF HILLSBOROUGH	)
     I,                                         , a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that                     , who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this       day of December, 2006, personally appeared before me in said jurisdiction and acknowledged that he is the                      of BANK OF AMERICA, N.A., a national banking association; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of BANK OF AMERICA, N.A.
     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this                               day of December, 2006.

Notary Public
(SEAL)
My Commission expires:
Bank of America — Comstock Homebuilding Unsecured Loan Modification